EXHIBIT 10.17

                              ACQUISITION AGREEMENT


      THIS ACQUISITION AGREEMENT ("Agreement") is made as of August 25, 2003, by and among China Resources Development, Inc., a Nevada corporation (the "Purchaser"); Isense Limited, a Hong Kong company (the "Company "), and Ngan Chiu Wai Jenny and Kwok Kwan Hung, the sole existing shareholders of the Company (collectively the "Sellers").

                                    RECITALS

      WHEREAS, Ngan Chiu Wai Jenny and Kwok Kwan Hung each own ten (10) shares of HK$1.00 par value each, representing 50% of the issued share capital of the Company individually, and the Sellers together own twenty (20) shares of HK$1.00 par value each, representing 100% of the issued share capital of the Company;

      WHEREAS, the Purchaser wishes to acquire twenty (20) shares of the Company, representing 100% of the issued shares of HK$1.00 par value each of the share capital of the Company (hereinafter collectively referred to as the "Company Stock") and the Sellers wish to sell to the Purchaser the Company Stock on the terms and conditions set forth herein;


      NOW, THEREFORE, in consideration of the premises herein contained, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                      TERMS

      1. PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth, at the time of the closing referred to in Section 2 hereof (hereinafter called the "Closing Date"), the Purchaser shall purchase the Company Stock from the Sellers and the Sellers shall sell the Company Stock to the Purchaser for the consideration set forth in Section 2 thereof.

      2. PURCHASE CONSIDERATION. The aggregate purchase consideration for the Company Stock shall be the sum of U.S.$724,000 (the "Purchase Consideration"). At the time of the closing, the Purchaser shall satisfy the Purchase Consideration by issuing and delivering to the Sellers One Hundred Thousand (100,000) shares of restricted common stock of the Purchaser, with a par value of $.001 per share (hereinafter the "Purchaser Common Stock"), which will be issued at U.S.$7.24 per share of Purchaser Common Stock, representing the closing price of the common stock of the Purchaser as quoted on the Nasdaq Small Cap Market on August 22, 2003, being the immediate trading day prior to the date of the Agreement.

      3. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents, warrants and covenants to the Purchaser, all of which representation and warranties shall be true at the time of the Closing Date and shall survive the Closing Date for a period of two (2) years therefrom, that:

      a. The Company is duly organized, validly existing and in good standing under the laws of Hong Kong. Certified copies of the Memorandum and Articles of Association for the Company have heretofore been furnished by the directors of the Company to the Purchaser and such documents are true and correct copies of the Memorandum and Articles of Association of the Company and include all amendments thereto through the date hereof. The Company's authorized capital consists of ten thousand (10,000) shares of HK$1.00 par value each and it has twenty (20) shares issued and outstanding, all of which are owned by the Sellers, free and clear of any lien or encumbrance. The Company Stock was duly authorized, validly issued and is fully-paid and non-assessable;

      b. The Company's principal activities consist of the provision of advertising, promotions and public relations services in Hong Kong and mainland China;

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      c. The financial information, consisting of unaudited financial statements of the Company for the year ended December 31, 2002 and for the period from January 1, 2003 to March 31, 2003, attached hereto as Exhibits 1 and 2 prepared by the Company, constitute true and correct statements of all material facts, as of such date, of the financial condition of the Company and of its assets, liabilities and income, and from such date and until the Closing Date, no dividends or distributions of capital, surplus, or profits has been paid or declared by the Company (in redemption of its outstanding shares or otherwise), other than those disclosed in writing to the Purchaser. There are no contingent liabilities not reflected in the unaudited financial statements. The unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in Hong Kong.

      d. Since March 31, 2003, the Company has not experienced any material adverse changes with respect to their business condition (financial or otherwise), results of operations, assets, contracts, liabilities or property.

      e. The Company has complied, in all material respects, with the terms and provisions of all agreements to which they are a party and all laws, rules, regulations and orders to which they or their assets are subject.

      f. The Company has not violated any law, rule, regulation or order, and is not involved in any pending or threatened litigation, which would materially adversely affect its financial condition as shown in its financial information referenced in Section 3.c above, which have not been provided for or referred to in such financial information or otherwise disclosed to the Purchaser.

      g. The Company has all of the necessary corporate power and authority to execute, deliver and perform this Agreement.

      h. The execution, delivery and performance of this Agreement have been duly authorized by the Company. This Agreement constitutes a valid binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and by general principles of equity. The execution, delivery and performance by the Company of this Agreement and the consummation of the other transactions contemplated by this Agreement to be performed by the Company do not and will not require the authorization, consent, permit or approval of, or declaration to or filing with, any court, regulatory or public body or governmental authority or other third party not already obtained or made, or result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of the Company.

      i. Neither the execution or delivery of this Agreement, nor the performance, observance or compliance with the terms and provisions of this Agreement, will violate any provision of law, any order of any court or other governmental agency, the Articles of Incorporation or By-laws of the Company or any indenture, agreement or other instrument to which the Company is a party, or which the Company is bound or by which any of its property is bound.

      j. The Company shall not, from the date hereof through the Closing Date, engage in any transaction other than transactions in the normal course of the operation of its business, except as specifically authorized by the Purchaser in writing.

      4. REPRESENTATIONS AND WARRANTIES BY THE SELLERS. The Sellers represent and warrant to the Purchaser, all of which representation and warranties shall be true at the time of the Closing Date and shall survive the Closing Date for a period of two (2) years therefrom, that:

      a. The Sellers have, and will have at the Closing Date, good and marketable title to all of the shares of the Company that they are selling pursuant to this Agreement, free and clear of any and all liens or encumbrances.

      b. The Sellers have the full power to sell and transfer their shares in the capital of the Company upon the terms provided for in this Agreement. This Agreement constitutes a valid binding obligation of the Sellers enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and by general principles of equity. The execution, delivery and performance by the Sellers of this Agreement and the consummation of the other transactions contemplated by this Agreement to be performed by the Sellers do not and will not require the authorization, consent, permit or approval of, or declaration to


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or filing with, any court, regulatory or public body or governmental authority or other third party not already obtained or made, or result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of the Company.

      c. The Sellers understand that, in connection with the issuance of the Purchaser Common Stock (i) the Purchaser is relying upon an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), which relates to "transactions by an issuer not involving any public offering," and applicable regulations promulgated by the U.S. Securities and Exchange Commission ("SEC") thereunder or other exemption under such act; and
(ii) the Purchaser is also relying upon the accuracy of the representations of the Sellers set forth in this Section 4 as an inducement to issue the Purchaser Common Stock under this Agreement.

      d. The Sellers have been afforded (i) the opportunity to ask such questions as they have deemed necessary of, and to receive answers from, representatives of the Purchaser concerning the merits and risks of investing in the Purchaser Common Stock, (ii) access to public information about the Purchaser and the Purchaser's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Purchaser Common Stock, and (iii) the opportunity to obtain such additional public information that is necessary to make an informed decision with respect to the Purchaser Common Stock. The Sellers acknowledge that the Purchaser makes Filings (as hereinafter defined) under the Exchange Act (as hereinafter defined) and that the Filings may be viewed and printed at the web site of the SEC at www.sec.gov.

      e. The Sellers are able to bear the economic risk of an investment in the Purchaser Common Stock and, at the present time, is able to afford a complete loss of such investment.

      f. The Sellers have such knowledge, sophistication and experience in business and financial matters so as to be able of evaluating the merits and risks of the prospective investment in the Purchaser Common Stock, and have so evaluated the merits and risks of such investment.

      g. The Sellers are not a "U.S. person" as such term is defined in Regulation S promulgated under the Securities Act. The transactions contemplated by this Agreement are being negotiated and entered into outside the United States and neither of the Sellers is a citizen or resident of the United States.

      h. The Sellers are acquiring the Purchaser Common Stock for their own account for investment and not with a view to distribution.

      i. The Sellers understand that resale or transfer of the Purchaser Common Stock may only be undertaken pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Purchaser Common Stock other than pursuant to an effective registration statement under the Securities Act, the Purchaser may require that the transferor provide to the Purchaser an opinion of counsel, reasonably satisfactory to the Purchaser, to the effect that such transfer does not require registration of such Purchaser Common Stock under the Securities Act.

      j. The Sellers acknowledge and agree that the Purchaser Common Stock are subject to certain restrictions on public resale as set forth above and that the Purchaser is under no obligation to register, or assist in the registration of, the Purchaser Common Stock under the Securities Act or to make any exemption from registration under the Securities Act available.

      k. Notwithstanding anything set forth in this Agreement to the contrary, the Sellers acknowledge that after the acquisition of the Company, the Purchaser may negotiate with third parties for the possible issuance of additional shares of common stock of the Purchaser to acquire other corporations by the exchange of common stock or for the sale of additional shares of common stock to increase the operating capital of the Purchaser or for other legitimate corporate purposes. Therefore, the Sellers acknowledge and consent that the number of shares outstanding and number of shareholders of the Purchaser may change after the date hereof and the financial condition of Purchaser may change to reflect the results of any such issuances for assets of another corporation or may change to reflect the proceeds from a future sale of common stock.

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      l. The representations and warranties of the Company set forth in this
Agreement are true and correct in all material respects.

      5. REPRESENTATION AND WARRANTIES BY THE PURCHASER. The Purchaser represents, warrants and covenants to the Sellers, all of which representations and warranties shall be true at the time of the Closing Date and shall survive the Closing Date for a period of two (2) years therefrom, that:

      a. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power to own its properties and carry on its business as now being conducted.

      b. The Purchaser has all of the necessary corporate power and authority to execute, deliver and perform this Agreement and to issue and deliver the Purchaser Common Stock and any other shares of the Purchaser's common stock required to be delivered hereunder.

      c. The execution, delivery and performance of this Agreement have been duly authorized by the Purchaser. This Agreement constitutes a valid binding obligation of the Purchaser enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and by general principles of equity. The execution, delivery and performance by the Purchaser of this Agreement, the consummation of the Exchange, the issuance and sale of the Purchaser Common Stock to the Sellers, and the consummation of the other transactions contemplated by this Agreement to be performed by the Purchaser do not and will not require the authorization, consent, permit or approval of, or declaration to or filing with, any court, regulatory or public body or governmental authority or other third party not already obtained or made, or result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of the Purchaser.

      d. The Purchaser has complied, in all material respects, with the terms and provisions of all agreements to which it is a party and all laws, rules, regulations and orders or to which it or its assets are subject.

      e. Neither the execution or delivery of this Agreement, nor the issuance of the Purchaser Common Stock or other shares to be issued hereunder, nor the performance, observance or compliance with the terms and provisions of this Agreement, will violate any provision of law, any order of any court or other governmental agency, the Articles of Incorporation or By-laws of the Purchaser or any indenture, agreement or other instrument to which the Purchaser is a party, or which the Purchaser is bound or by which any of its property is bound.

      f. The Purchaser Common Stock deliverable hereunder will, upon their delivery in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable.

      g. All of the issued and outstanding shares of common stock of the Purchaser are and the Purchaser Common Stock shall be when issued, (i) duly authorized, validly issued, fully paid and non-assessable. (ii) listed for trading on the NASDAQ Small Cap Market (Nasdaq: CHRB) (except that the Purchaser Common Stock will be restricted stock and not freely tradable thereon), and the Purchaser has received no notice that its Common Stock is subject to being delisted therefrom.

      h. The Purchaser and its subsidiaries, if any, have complied with all applicable foreign, federal and state laws, rules and regulations in all material respects, including, without limitation, the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act.

      i. The Purchaser is required to file reports under Section 12(g) of the Exchange Act, and is current in its filing thereunder. All of the filings made by the Purchaser under the Securities Act or the Exchange Act ("Filings") comply with the requirements thereof and the rules and regulations of the Securities and Exchange Commission thereunder in all material respects. None of the Filings made by the Purchaser contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      j. The Purchaser hereby acknowledges that the Company Stock are not registered under the Securities Act or the laws of any other jurisdiction and are subject to restrictions on their transfer and resale under applicable federal and state law.

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      The Purchaser understands that (i) in agreeing to sell and transfer its
Company Stock to the Purchaser in accordance with this Agreement, the Sellers are relying upon an exemption from registration under the Securities Act, which relate to private resales of restricted securities; and (ii) the Sellers are also relying upon the securities laws of any state on the basis that the transactions contemplated herein are exempt from the registration requirements of such laws.

      k. The Company and the Sellers have made available to the Purchaser the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Exchange and to obtain any additional information from the Company or the Sellers desired by the Purchaser concerning the Company or the Sellers.

      l. That the investment by the Purchaser in the Company Stock is a suitable investment for the Purchaser, given the investment goals and objectives of the Company.

      m. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company Stock. The Purchaser understands the effect of acquiring the Company Stock and the differing rights, restrictions and obligations of a holder of the Company Stock.

      n. The Purchaser has had access to and has thoroughly reviewed all documents and instruments, including but not limited to the Memorandum and Articles of Association of the Company, and have been able to obtain such information, and has had the opportunity to ask all questions of, and receive answers from the Company and the Sellers, which it deems necessary or relevant to an investment in the Company Stock and has utilized such opportunity to the extent deemed necessary by the Purchaser to allow it to make a fully informed decision to purchase the Company Stock described herein.

      o. The Purchaser is purchasing the Company Stock for its own account, for investment purposes only, and not with a view to the sale, pledge, hypothecation, or other distribution or disposition thereof or of any interest therein.

      p. The Purchaser understands that resale or transfer of the Company Stock will be prohibited indefinitely unless the Company Stock is registered under the Act or an exemption from such registration is available and such resale or transfer will not otherwise violate federal or state securities laws.

      6. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions pursuant to Sections 1 and 2 is subject to the following conditions as of the Closing Date.

      a. The Purchaser shall not have discovered any material error or misstatement in any of the representations and warranties made by the Sellers or the Company and all of the terms and conditions of this Agreement to be performed and complied with prior to the Closing Date have been performed and complied with on or prior to the Closing Date.

      b. The Company and the Sellers are in material compliance with all covenants set forth herein.

      c. There have been no material adverse changes in the condition (financial, business or otherwise) of the Company from March 31, 2003 to the Closing Date;

      d. The Company and the Sellers have received all corporate, regulatory and other third party approvals and authorizations necessary to consummate the transactions contemplated herein.

      7. CONDITIONS TO THE OBLIGATIONS OF THE SELLERS AND THE COMPANY. The obligations of the Sellers and the Company hereunder are subject to the following conditions:

      a. The Sellers or the Company shall not have discovered any material error or misstatement in any of the representations or warranties made by the Purchaser herein and all the terms and conditions of the Agreement to be performed and complied with by the Purchaser herein to the Closing Date have been performed and complied with on or prior to the Closing Date.

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      b. The Purchaser is in material compliance with all covenants set forth herein.

      c. As of the Closing date, the Purchaser shall have received all corporate, regulatory and other third party approvals and authorizations necessary to consummate the transactions contemplated herein.

      8. CLOSING DATE. The Closing Date shall take place on August 29, 2003 at the offices of the Purchaser, Room 2105, 21/F, West Tower, Shun Tak Centre, 200 Connaught Road Central, Sheung Wan, Hong Kong, or at such other time and place as the parties hereto shall mutually agree. Otherwise, this Agreement shall terminate on August 29, 2003.

      9. ACTIONS AT CLOSING. At closing, the Purchaser and the Sellers will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section 1 and 2 of this Agreement. Each party shall pay any and all taxes required to be paid in connection with the issuance and delivery of its own securities. All share certificates shall be in the name of the party to which the same are deliverable except the Sellers' shares, which will be accompanied by an instrument of transfer executed in favor of the Purchaser.

      In addition, the following shall occur at Closing:

      a. The Purchaser will deliver to the Sellers certified copies of all corporate resolutions and other corporate proceedings taken by the Company to authorize the execution, delivery and performance of this Agreement.

      b.    The Company will deliver to the Purchaser:

            (1) all registration certificates, statutory books, minute books and common seal of the Company, all accounts books and all documents and papers in connection with the affairs of the Company and all documents of title relating to the Company's assets (unless already in the possession of the Purchaser) as are reasonably required by the Purchaser.

            (2) certified copies of resolutions of the directors and shareholders of the Company electing or appointing (as the case may be) such number of new directors and officers of the Company as may be designated by the Purchaser.

      10.   CONFIDENTIAL INFORMATION: DELIVERY; RETURN: NON-DISCLOSURE.

      a. Delivery of Information. Until the earlier of the Closing Date or the termination of this Agreement (such date hereinafter the "Termination Date"), pursuant to the terms of this Agreement:

      (1) The Company has provided and will provide the Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Purchaser Representatives") with full access, upon reasonable prior notice, to all officers, employees and accountants of the Company and to its assets, properties, contracts, books, records and all such other information and data concerning the business and operations of the Company as the Purchaser Representatives reasonably may request in connection with such investigation, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company.

      (2) The Purchaser has provided and will provide the Sellers and the Company and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Sellers Representatives") with full access, upon reasonable prior notice, to all officers, employees and accountants of the Company and to its assets, properties, contracts, books, records and all such other information and data concerning the business and operations of the Purchaser as the Sellers Representatives reasonably may request in connection with such investigation.

      b. Acknowledgments: definitions:

      (1) The Purchaser has been and, pursuant to the terms of this Section, shall continue to be privy to certain proprietary and confidential information of the Company and/or the Sellers (the "Company Confidential Information"). As


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used herein, the term "Company Confidential Information" shall include, but not be limited to, any and all information or documentation whatsoever which has been disclosed or made available to the Purchaser by the Company or the Sellers, regarding their products, services, techniques, manufacturing or other processes, activities, businesses, properties, operations, clients, customers, prospective clients, price lists, suppliers, business associates, equipment, Trade Secrets (as defined herein), computer software, scientific discoveries, experiments, data, equipment designs, training, devices, charts, manuals, payroll, financial statements and improvements thereto and any other information or materials disclosed or delivered to the Purchaser which the disclosing party may from time to time designate and treat as confidential, proprietary or as a trade secret, including all information relating (directly or indirectly) to the material set forth in the Company business plan delivered or to be delivered to the Purchaser.

      (2) The Company and/or the Sellers have been and, pursuant to the terms of this Section, shall continue to be privy to certain proprietary and confidential information of the Purchaser (the "Purchaser Confidential Information"). As used herein, the term "Purchaser Confidential Information" shall include, but not be limited to, any and all information or documentation whatsoever which has been disclosed or made available to the Company and/or the Sellers regarding its products, services, techniques, manufacturing or other processes, activities, businesses, properties, operations, clients, customers, prospective clients, price lists, suppliers, business associates, equipment, Trade Secrets (as defined herein), computer software, scientific discoveries, experiments, data, equipment designs, training devices, charts, manuals, payroll, financial statements and improvements thereto and any other information or materials disclosed or delivered to the Company and/or the Seller which the disclosing party may from time to time designate and treat as confidential, proprietary or as a trade secret.

      (3) Reference to "Confidential Information" herein shall include and relate to both the Company Confidential Information and the Purchaser Confidential Information.

      (4) As used herein, the term "Trade Secret" shall mean the whole or any portion of any formula, pattern, device, combination of devices, or compilation of information which is for use, or is used in the operation of the other party's businesses and which provides such party's business an advantage, or an opportunity to obtain an advantage, over those who do not know or use it. For purposes of interpretation hereunder the following shall apply:

      Irrespective of novelty, invention, patentability, the state of the prior art, and the level of skill in the business, art or field to which the subject matter pertains, when the owner thereof takes measures to prevent it from becoming available to persons other than those selected by the owner to have access thereto for limited purposes, a trade secret is considered to be secret, of value, for use or in use by the business, and of advantage to the business, or providing an opportunity to obtain an advantage, over those who do not know or use it.

      In addition, a "Trade Secret" shall include information (not readily compiled from publicly available sources) which has been made available by the Company and/or the Sellers to the Purchaser by the Purchaser to the Company and/or the Sellers, as the case may be, during the course of their involvement with each other, including but not limited to the names, addresses, telephone numbers, qualifications, education, accomplishments, experience and resumes of all persons who have applied or been recruited for employment, for either or both permanent and temporary jobs, job order specifications and the particular characteristics and requirements of persons generally hired by the disclosing party, as well as specific job listings from companies with whom the disclosing party does, or attempts to do, business, as well as mailing lists, computer runoffs, financial or other information not generally available to others.

      c.    Non-Disclosure: the Purchaser:

      (1) The Purchaser, for itself, its officers, employees, directors, agents, affiliates, subsidiaries, independent contractors, and related parties (all of whom are to be deemed included in any reference herein to the Purchaser) agrees that it will not at any time during or after the termination or expiration of this Agreement, except as authorized or directed herein or in writing by the Company and/or the Sellers, use for the Purchaser's own benefit, copy, reveal, sell, exchange or give away, disclose, divulge or make known or available in any manner to any person, firm, corporation or other entity (whether or not the Purchaser receives any benefit therefrom), any the Company Confidential Information.

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      (2) The Purchaser will take all actions necessary to ensure that the
Company Confidential Information is maintained as secret and confidential and its disclosure shall only be made, to the extent necessary, to a limited group of the Purchaser's employees, officers and/or directors who are actually engaged in the evaluation of the Company Confidential Information; provided, however, the Purchaser acknowledges and agrees that it shall be responsible and held liable for the actions or inactions of such employees, officers and directors (regardless whether or not such actions or inactions are within their scope of employment) with respect to the maintenance of the secrecy and confidentiality of the Company Confidential Information.

      (3) The Purchaser understands that if it discloses to others, use for its own benefit (other than as part of an agreement with the Company and the Sellers, which contemplates such use) or for the benefit of any person or entity other than the Company and/or the Sellers, copies or makes notes of any such the Company Confidential Information, such conduct will constitute a breach of the confidence and trust bestowed upon the Purchaser by the Company and the Sellers and will constitute a breach of this Agreement and render the Purchaser responsible for any and all damages suffered by the Company and/or the Sellers as a result thereof.

      (4) Provided, however, notwithstanding the foregoing, the terms of this subsection (c) shall not be applicable to any information which the Purchaser is compelled to disclose by judicial or administrative process or by other requirements of law (including, without limitation, in connection with obtaining the necessary approvals of the Exchange of governmental or regulatory authorities).

      (5) The Purchaser's obligations under this Section 10(c) shall terminate at the Closing of the transactions contemplated by this Agreement.

      d. Non-Disclosure: the Company and the Sellers:

      (1) The Company and the Sellers, for themselves, their officers, employees, directors, agents, affiliates, subsidiaries, independent contractors, and related parties (all of whom are to be deemed included in any reference herein to the Company and the Sellers) agree that they will not at any time during or after the termination or expiration of any agreement or negotiations for an agreement with the Purchaser, except as authorized or directed herein or in writing by the Purchaser, use for the Company and the Sellers' own benefit, copy, reveal, sell, exchange or give away, disclose, divulge or make known or available in any manner to any person, firm, corporation or other entity (whether or not the Company and the Sellers receive any benefit therefrom), any Purchaser Confidential Information.

      (2) The Company and the Sellers will take all actions necessary to ensure that the Purchaser Confidential Information is maintained as secret and confidential and its disclosure shall only be made, to the extent necessary, to a limited group of the Company and/or the Sellers' own employees, officers, directors and/or professional advisors who are actually engaged in the evaluation of the Purchaser Confidential Information; provided, however, the Company and the Seller acknowledge and agree that they shall be responsible and held liable for the actions or inactions of such employees, officers, directors and/or professional advisors (regardless whether or not such actions or inactions are within their scope of employment) with respect to the maintenance of the secrecy and confidentiality of the Purchaser Confidential Information.

      (3) The Company and the Sellers understand that if they disclose to others, uses for their own benefit (other than as part of an agreement with the Purchaser, which contemplates such use) or for the benefit of any person or entity other than the Purchaser, copies or makes notes of any such Purchaser Confidential Information, such conduct will constitute a breach of the confidence and trust bestowed upon the Company and the Sellers by the Purchaser and will constitute a breach of this Agreement and render the Company and the Sellers severally responsible for any and all damages suffered by the Purchaser as a result thereof.

      (4) Provided, however, notwithstanding the foregoing, the terms of this subsection (d) shall not be applicable to any information which the Company and/or the Sellers are compelled to disclose by judicial or administrative process or by other requirements of law (including, without limitation, in connection with obtaining the necessary approvals of the Exchange of governmental or regulatory authorities).

      e. Return of Information:

      (1) At any time after the Termination Date, upon request of the Company or the Sellers, the Purchaser will, and will cause the Purchaser Representatives to, promptly (and in no event later than five days after such request) redeliver or cause to be redelivered to the Company all the Company Confidential Information and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings relating thereto or based thereon prepared by the Purchaser or any Purchaser Representative. Such destruction shall be certified in writing to the Company by an authorized officer supervising such destruction.

      (2) At any time after the Termination Date, upon request of the Purchaser, the Sellers and/or the Company will, and will cause the Company Representatives to, promptly (and in no event later than five days after such request) redeliver or cause to be redelivered to the Purchaser all Purchaser Confidential Information and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings relating thereto or based thereon prepared by the Sellers, the Company or the Company Representatives. Such destruction shall be certified in writing to the Purchaser by an authorized officer supervising such destruction.

      11. EQUITABLE RELIEF. The Purchaser and the Sellers agree that money damages would not be a sufficient remedy for any breach of any provision set forth in Sections 10, 12 or 13 by the other, and that, in addition to all other remedies which any party hereto may have, each party will be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

      12. CONDUCT AND BUSINESS.

      a. Between the date hereof and the Closing Date, the Company shall conduct its business in the same manner in which it has heretofore been conducted, and the Sellers will not permit the Company to; (l) enter into any contracts, agreements, arrangements, etc., other than in the ordinary course of business, or (2) declare or make any distribution of any kind to the shareholders of the Company without first obtaining the written consent of the Purchaser.

      b. Between the date hereof and the Closing Date, the Purchaser shall conduct its business in the same manner in which it has heretofore been conducted, and the Purchaser will not; (1) enter into any contracts, agreements, arrangements, etc., other than in the ordinary course of business, or (2) declare or make any distribution of any kind to the shareholders of the Purchaser without first obtaining the written consent of the Company.

      13. NO PUBLIC DISCLOSURE.

      a. The Company and the Sellers hereby acknowledge that they are aware (and that the Company Representatives who have been apprised of this Agreement and the Sellers' consideration of the transactions contemplated herein have been, or upon becoming so apprised will be advised) of the restrictions imposed by federal and state securities laws on a person possessing material "non-public" information about a company with a class of securities registered under the Exchange Act. In this regard, the Sellers agree that while it is in possession of material non-public information with respect to the Purchaser and its subsidiaries, the Sellers will not purchase or sell any securities of the Purchaser, or communicate such information to any third party, in violation of any such laws.

      b. Without the prior written consent of the other, neither the Sellers or the Company, on the one hand, nor the Purchaser, on the other, will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations are taking place concerning the transactions contemplated herein , the existence or contents of this Agreement or any prior correspondence relating to this transaction, except for such public disclosure as may be necessary, in the written opinion of outside counsel (reasonably satisfactory to the other party) for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order. If either party proposes to make any disclosure based upon such an opinion, that party will deliver a copy of such opinion to the other party, together with the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose.

      14. BROKERAGE FEE. Each party hereto represents that no brokers have been employed in this transaction for which the other party could or will become liable.

      15. AGREEMENT TO INDEMNIFY. Subject to the terms and conditions of this Section, the Purchaser hereby agrees for a period of two (2) years to indemnify, defend and hold the Company and the Sellers harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court costs and reasonable attorneys fees (including paralegal and law clerk fees and other legal expenses and costs) and expenses, asserted against, relating to, imposed upon or incurred by the Company or the Sellers by reason of or resulting from a breach of (i) any representation or warranty given by the Purchaser contained in or made pursuant to this Agreement, or (ii) any provision set forth in this Agreement to be performed by the Purchaser or the Purchaser Representatives.

      Subject to the terms and conditions of this Section, the Company and the Sellers hereby agree to indemnify, defend and hold the Purchaser harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court costs and reasonable attorneys' fees (including paralegal and law clerk fees and other legal expenses and costs) and expenses, asserted against, relating to, imposed upon or incurred by the Purchaser by reason of or resulting from a breach of (i) any representation or warranty given by the Company or the Sellers contained in or made pursuant to this Agreement, or (ii) any provision set forth in this Agreement to be performed by the Sellers, the Company or the Company Representatives.

      All of the foregoing are hereinafter collectively referred to as "Claims" and singularly as a "Claim."

      a. Conditions of Indemnification. The obligations and liabilities of the Sellers, the Company and the Purchaser, with respect to Claims resulting from the assertion of liability by third parties, shall be subject to the following terms and conditions:

      (1) The party hereto seeking indemnification (the "Indemnitee") will give the other party hereto (the "Indemnitor") notice of any such Claim reasonably promptly after the Indemnitee receives notice thereof, and the Indemnitor will undertake the defense thereof by representatives of its own choosing.

      (2) In the event that the Indemnitor, within ten (10) business days after notice of any such Claim, fails to defend such Claim, the Indemnitee will (upon giving written notice to the Indemnitor) have the right, but not the obligation, to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

      (3) Anything in this Section to the contrary notwithstanding, if there is a reasonable probability that a Claim may materially and adversely affect the Indemnitee other than as a result of money damages or other money payments, the Indemnitee shall have the right to defend, compromise or settle such Claim, in good faith, on behalf of and for the account and risk of the Indemnitor. However, the Indemnitee shall not, without the Indemnitor's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include an unconditional release from all liability in respect of such Claim, other than liability specified in the settlement, from the claimant or plaintiff to the Indemnitor and the Indemnitee. To the greatest extent reasonably possible, the parties shall attempt to obtain general releases from such plaintiff or claimant.

      16. COST AND EXPENSES. Each party hereto shall pay its own costs and expenses incident to the negotiation and preparation of this Agreement and to the consummation of the transaction contemplated herein.

      17. MISCELLANEOUS.

      a. Waiver: Strict Construction. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No wavier of any provision of this Agreement shall be valid unless in writing and signed by the person against whom sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth and shall not be construed as a waiver of relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

      b. Entire Agreement. This Agreement, together with all schedules and exhibits, sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them other than as set forth herein. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written.

      c. Headings. The headings in this Agreement are inserted for convenience of reference only and are not to be used in construing or interpreting the provisions of this Agreement.

      d. Counterparts. This Agreement may be executed in two or more identical counterparts, each of which will be deemed an original and all of which will constitute one instrument.

      e. Construction. Unless the context clearly otherwise requires the use of the singular will include the plural and the use of the plural will include the singular, and the use of any gender will include the other two genders.

      f. Severability. If a covenant or provision provided in this Agreement is deemed to be contrary to law, that covenant or provision will be deemed separable from the remaining covenants and provisions of this Agreement, and will not affect the validity, interpretation, or effect of the other provisions of either this Agreement or any agreement executed pursuant to it or the application of that covenant or provision to other circumstances not contrary to law.

      g. Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder falls upon Saturday, Sunday, or any public or legal holiday, whether Nevada or federal, the party having the privilege or duty will have until 5:00 p.m. Pacific Standard Time on the next succeeding regular business day to exercise the privilege or discharge the duty.

      h. Interpretation. No provision of this Agreement will be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

      i. Governing Law. This Agreement and the obligations of the parties hereunder will be interpreted, construed, and enforced in accordance with the Laws of Hong Kong.

      j. Attorneys' Fees. In the event a lawsuit is brought by either party to enforce or interpret the terms hereof, or for any dispute arising out of this transaction, the party prevailing in any such lawsuit shall be entitled to recover from the non-prevailing party its costs and expenses thereof, including its legal fees in reasonable amount and prejudgment and post-judgment interest at the highest rate allowable under Hong Kong law.

      k. Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other.

      1. Notices. All notices, requests, instructions or other documents to be given hereunder shall be in writing and sent by registered mail:

If to the Purchaser, then:

China Resources Development, Inc.
Room 2105, 21/F., West Tower,
Shun Tak Centre, 200 Connaught Road Central,
Sheung Wan,
Hong Kong
Attn: Mr. Bell Tam

If to the Company, then:

Isense Limited
Room 2302-2303 Connaught Commercial Building,
185 Wanchai Road,
Wanchai,
Hong Kong
Attn: Miss Ngan Chiu Wai Jenny


If to the Sellers then:

Room 2302-2303 Connaught Commercial Building,
185 Wanchai Road,
Wanchai,
Hong Kong
Attn: Miss Ngan Chiu Wai Jenny/Mr. Kwok Kwan Hung

      m. Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their legatees, distributees, estates, executors or administrators, successors and assigns, and personal and legal representatives.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each party hereto as of the date first above written.

THE PURCHASER:
CHINA RESOURCES DEVELOPMENT, INC., A NEVADA CORPORATION



By:         /s/ Tam Cheuk Ho
            -------------------------------------
            Tam Cheuk Ho
Its:        Director and Chief Financial Officer


ATTEST:     /s/ Wong Wah On
            -------------------------------------
            Wong Wah On
Its:        Secretary

THE SELLERS:



By:         /s/ Ngan Chiu Wai Jenny
            -------------------------------------
            Ngan Chiu Wai Jenny


By:         /s/ Kwok Kwan Hung
            -------------------------------------
            Kwok Kwan Hung

THE COMPANY:
ISENSE LIMITED, A HONG KONG COMPANY



By:         /s/ Ngan Chiu Shing Eric
            -------------------------------------
            Ngan Chiu Shing Eric
Its:        Director


ATTEST:     /s/ Ngan Chiu Wai Jenny
            -------------------------------------
            Ngan Chiu Wai Jenny
Its:        Secretary

                                                                       EXHIBIT 1

                         Unaudited Financial Statements


                                 ISENSE LIMITED

                      For the year ended December 31, 2002

ISENSE LIMITED

STATEMENTS OF OPERATIONS

Year ended December 31, 2002

(Amounts in HK$)


TURNOVER                                     3,310,378

Cost of services rendered                   (2,102,986)
                                            ----------

Gross profit                                 1,207,392

Other revenue                                   30,365
Administrative expenses                     (1,124,610)
                                            ----------

PROFIT BEFORE TAX                              113,147

Tax                                                 --
                                            ----------

NET PROFIT FOR THE YEAR                        113,147

Accumulated losses at beginning of year       (251,821)
                                            ----------

ACCUMULATED LOSSESS AT END OF YEAR            (138,674)
                                            ==========

ISENSE LIMITED

BALANCE SHEETS

December 31, 2002

(Amounts in HK$)


CURRENT ASSETS
Cash and cash equivalents      107,977
Trade receivables              483,876
Other receivables                  822
                              --------
                               592,675

CURRENT LIABILITIES
Trade payables                 264,823
Accruals                        20,303
Due to shareholders            446,203
                              --------
                               731,329

NET LIABILITIES               (138,654)
                              ========


CAPITAL AND RESERVE
Share capital                       20
Accumulated deficits          (138,674)
                              --------
                              (138,654)
                              ========

                                                                       EXHIBIT 2


                         Unaudited Financial Statements


                                 ISENSE LIMITED

              For the period from January 1, 2003 to March 31, 2003

ISENSE LIMITED

STATEMENTS OF OPERATIONS

Period from January 1, 2003 to March 31, 2003

(Amounts in HK$)


TURNOVER                                       147,700

Cost of services rendered                     (263,418)
                                              --------

Gross loss                                    (115,718)

Administrative expenses                       (133,326)
                                              --------

LOSS BEFORE TAX                               (249,044)

Tax                                                 --
                                              --------

NET LOSS FOR THE PERIOD                       (249,044)

Accumulated losses at beginning of period     (138,674)
                                              --------

ACCUMULATED LOSSESS AT END OF PERIOD          (387,718)
                                              ========

ISENSE LIMITED

BALANCE SHEETS

March 31, 2003

(Amounts in HK$, except share data)


CURRENT ASSETS
Cash and cash equivalents         31,504
Trade receivables                122,315
Other receivables                    822
                                --------
                                 154,641

CURRENT LIABILITIES
Trade payables                    65,333
Other payables and accruals       30,803
Due to shareholders              446,203
                                --------
                                 542,339

NET LIABILITIES                 (387,698)
                                ========


CAPITAL AND RESERVE
Share capital                         20
Accumulated deficits            (387,718)
                                --------
                                (387,698)
                                ========